Exhibit T3B-30

BYLAWS

OF

WARRIOR WELL SERVICES, INC.

A CORPORATION OF THE STATE OF ILLINOIS

ARTICLE I
OFFICES

1.              Illinois Registered Office. The Corporation shall continuously maintain in the State of Illinois a registered office and registered agent whose office is identical with such registered office. The address of the initial registered office of the Corporation in the State of Illinois and the name of the initial registered agent of the Corporation are set forth in the Articles of Incorporation.

2.              Other Offices. The Corporation may have other offices within or without the State of Illinois. The Corporation’s principal place of business may be located within or without the State of Illinois.

ARTICLE II
SHAREHOLDERS

1.              Annual Meeting. Unless otherwise provided in a resolution of the Board of Directors, an annual meeting of the Shareholders shall be held at corporate office on the 2nd Tuesday of July of each year for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

2.              Special Meetings. Special meetings of the Shareholders may be called either by the President, by the Board of Directors or by the holders of not less than one-fifth of all outstanding shares of the Corporation entitled to vote, for the purpose or purposes stated in the notice of the meeting. No notice shall be required for regular meetings for which the time and place have been fixed.

3.              Place of Meeting. The Board of Directors may designate the time and place of any annual meeting or any special meeting called by the Board of Directors. If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be at the office of the Corporation.

4.              Informal Action by Shareholders. Any action required to be taken at a meeting of the Shareholders, or any other action which may be taken at a meeting of the Shareholders, may be taken without a meeting and without a vote, if a consent in writing, setting forth the action so taken, shall be signed:

a)        by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, or

b)        by all of the Shareholders entitled to vote with respect to the subject matter thereof.

If such consent is signed by less than all of the Shareholders entitled to vote, then such consent shall become effective only if at least five days prior to the execution of the consent a notice in writing is delivered to all the Shareholders entitled to vote with respect to the subject matter thereof and, after the effective date of the consent, prompt notice of the taking of the Corporation action without a meeting by less than unanimous written consent be delivered in writing to those shareholders who have not consented to such action in w

5.              Notice of Meetings. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty nor more than sixty days before the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Shareholder at such Shareholder’s address as it appears on the records of the Corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

6.              Fixing of Record Date: For the purpose of determining the Shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or any rights in respect of any change, conversion or exchange of share or for the purpose of any other lawful action, the Board of Directors of the Corporation may fix in advance a record date which shall not be more than sixty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger, consolidation, share exchange, dissolution or sale, lease or exchange of assets, not less than twenty days, immediately preceding the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

7.              Voting Lists. The officers or agent having charge of the transfer books for shares of the Corporation shall make, within twenty days after the record date for each meeting of shareholders or ten days before each meeting of shareholders, whichever is earlier, a complete list of the Shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the Corporation and shall be open to inspection by any shareholder for any purpose germane to the meeting, and to copying at the Shareholder’s expense, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholder during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in Illinois, shall be prima facie evidence as to the identity of the Shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

8.              Voting of Shares. Except as otherwise provided in the Articles of Incorporation or these Bylaws, each outstanding share, regarding of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

9.              Voting of Shares by Certain Holders. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

a)        Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian, or conservator. Shares standing in the name of a trustee may be voted by the Trustee, either in person or by proxy.

b)        Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the receiver’s name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

c)         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

d)        One or more shareholders may create a voting trust for the purpose conferring upon a trustee or trustees the right to vote or otherwise represent their shares for a stated duration, which may be perpetual or for a fixed period or may be determined by the occurrence of a stated condition or conditions, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and by transferring the subject shares to such trustee or trustees pursuant to the agreement. If the agreement or any amendment thereto does not contain a stated duration, the trust shall terminate ten years after the agreement first became effective. No voting trust agreement shall be effective until a counterpart of the agreement is deposited at the Corporation’s registered office. The counterpart of the voting trust agreement so deposited shall be subject to examination by any holder of a beneficial interest in the voting trust as if that Holder were a shareholder seeking to examine the books and records of the Corporation.

e)         Shareholders may provide for the voting of their shares by signing an agreement for that purpose. A voting agreement under this subsection is not subject to the provisions of subsection (d) above.

f)          Share of its own stock belonging to this Corporation shall not be voted, directly or indirectly, at any meting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

10.                          Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy after complying with the requirements of the Business Corporation Act of 1983 of Illinois, as amended (the “Business Corporation Act”), but no such proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

11.                          Cumulative Voting. Unless otherwise provided in the Articles of Incorporation, in all elections for directors, every shareholder shall have the right to vote, in person or by proxy, the number of shares owned by that Shareholder, for as many persons as there are directors to be elected, or to cumulate such votes, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

12.                          Quorum. The holders of a majority of the votes of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided that if less than a majority of the outstanding shares are represented at said meeting, a majority of the votes of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the votes of the shares represented at the meeting shall be the act of the Shareholders, unless the vote of a greater number or voting by classes is required by the Business Corporation Act, the Articles of Incorporation or these Bylaws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

13.                               Inspectors. At any meeting of shareholders, the Chairman of the meeting may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

a)             Such inspectors shall ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; court all votes and report the results; and do such other acts as are proper to conduct the election and voting with impartiality and fairness to all the Shareholders.

b)             Each report of an inspector shall be in writing and signed by such inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

14.                               Voting by Ballot. Voting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLES III
DIRECTORS

1.                                      General Powers. The business of the Corporation shall be managed by, or under the direction of, it’s Board of Directors.

2.                                      Number, Tenure and Qualifications: The number of directors of the Corporation shall be two (2). Each director shall hold office until the next annual meeting of shareholders or until such director’s successor shall have been elected and qualified. Directors need not be residents of Illinois or shareholders of the Corporation. The number of directors may be increased or decreased from time to time by the amendment of this section, but no decrease shall have the effect of shortening the term of any incumbent director.

3.                                      Quorum. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If a quorum shall not be present at any meeting, a majority of the directors present any adjourn the meeting from time to time without further notice, until a quorum shall be present.

4.                                      Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute, these Bylaws, or the Articles of Incorporation.

5.                                      Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw, immediately after the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place for holding of additional regular meetings without other notice than such resolution.

6.                                      Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the President or any one or more directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

7.                                      Notice. Notice of any special meeting shall be given at least three (3) days previous thereto by written notice to each director. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by facsimile, such notice shall be deemed to be delivered upon transmittal. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, not the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

8.                                      Vacancies. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

9.                                      Removal of Directors. One or more of the directors may be removed, with or without cause, at a meeting of shareholders by the affirmative vote of the holders of a majority of the outstanding shares then entitled to vote at an election of directors, except as follows:

a)             No director shall be removed at a meeting of shareholders unless the notice of such meeting shall state that a purpose of the meeting is to vote upon the removal of one or more directors named in the notice. Only the named director or directors may be removed at such meeting.

b)             In the event the Corporation has cumulative voting, if less than the entire Board is to be removed, no director may be removed with or without cause, if the votes cast against the Director’s removal would be sufficient to elect the Director if then cumulatively voted at an election of the entire Board of Directors.

c)              If a director is elected by a class or series of shares, such director may be removed only by the Shareholders of that class or series.

10.                               Committees. The Board of Directors, by resolution adopted by a majority of the Directors, may create one or more committees, each to have one or more members, and appoint members of the Board of Directors to serve on the committee(s), which is committee(s), to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except as otherwise required by law. Members of a committee shall serve at the pleasure of the

Board of Directors. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. A committee(s) shall keep regular minutes of its proceedings and report the same to the Board when required.

11.                          Action Without a Meeting. Unless specifically prohibited by the Articles of Incorporation or these Bylaws, any action required to be taken at a meeting of the Board of Directors, or any other action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the Directors or all the members of the committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Secretary of State or with anyone else.

12.                          Compensation. The Board of Directors, by the affirmative vote of a majority of Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board. No such payment previously mentioned in this section shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

13.                          Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless such Director’s dissent shall be entered in the Minutes of the meeting or unless such Director shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICILES IV
OFFICERS

1.                                      Number. The officers of the Corporation shall be a president, a secretary, a treasurer, one or more vice presidents and any other officers as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person.

2.                                      Election and Term of Office. The officers of the Corporation shall be elected or appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Vacancies may be filled or new offices created and filled at any meeting of the Board of Directors. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Election of an officer shall not of itself create contract rights.

3.                                      Removal. Any officer elected or appointed by the Board of Directors may be removed by a majority of the other members of the Board of Directors whenever in their judgment the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.                                      President. The President shall be the principal executive officer of the Corporation. Subject to the direction and control of the Board of Directors, such President shall be in charge of the business of the Corporation; the president shall see that the resolutions and directions of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time. He shall preside at all meetings of the Shareholders and of the Board of Directors. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, the President may execute for the Corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and the President may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, any Assistant Secretary, or any officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The President may vote all securities which the Corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the Corporation by the Board of Directors.

5.                                      The Vice Presidents. The Vice President (or in the event there is more than one vice president, each of the vice presidents) shall assist the President in the discharge of his duties as the President may direct and shall perform such other duties as from time to time may be assigned to the Vice President by the President or by the Board of Directors. In the absence of the President or in the event of the President’s inability or refusal to act, the Vice President (or in the event there is more than one Vice President, the vice presidents in the order designated by the Board of Directors, or by the President if the Board of Directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Corporation or a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws, the Vice President (or each of them if there is more than one) may execute for the Corporation certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments which the Board of Directors has authorized to be executed, and the Vice President may accomplish such execution either under or without the seal of the Corporation and either individually or with the Secretary, and Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument.

6.                                      The Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. He shall:

a)             have charge of and be responsible for the maintenance of adequate books of account for the Corporation;

b)             have charge and custody of all funds and securities of the Corporation, and be responsible therefore and for the receipt and disbursement thereof; and

c)              perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the President or by the Board of Directors.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine.

7.                                      The Secretary: The Secretary shall:

a)             record the minutes of the Shareholders’ and of the Board Directors’ meetings in one or more books provided for that purpose;

b)             see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law;

c)              be custodian of the corporate records and of the seal of the Corporation;

d)             keep a register of the post office address of each Shareholder which shall be furnished to the Secretary by such Shareholder;

e)              sign with the President, or a vice president, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws;

f)               otherwise certify the Bylaws, resolutions of the Shareholders and Board of Directors and committees thereof, and other documents of the Corporation as true and correct copies thereof;

g)              have general charge of the stock transfer books of the Corporation; and

h)             perform all duties incident to the office of Secretary and other duties as from time to time may be assigned to the Secretary by the President or by the Board of Directors.

8.                                      Assistant Treasurers and Assistant Secretaries. The assistant treasurers and assistant secretaries, if any, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the President or the Board of Directors. The assistant secretaries may sign with the President, or a vice president, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation, the issue of which shall have been authorized by the Board of Directors, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the Board of Directors or these Bylaws. The assistant treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

9.                                      Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

1.                                           Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.                                           Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3.                                           Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.                                           Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VI

CERTIFICATES FOR SHARES AND THEIR TRANSFER

1.                                      Certificates for Shares. Corporate shares may be represented by certificates or may be uncertificated shares. Certificates representing shares of the Corporation shall be signed by the President or a vice president or by such officer as shall be designated by resolution of the Board of Directors and by the Secretary or an assistant secretary, and shall be sealed with the seal or a facsimile of the seal of the Corporation, if the Corporation uses a seal. If both of the signatures of the officers are by facsimile, the certificate shall be manually signed by or on behalf of a duly authorized transfer agent or registrar. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issue, that the Corporation is organized under Illinois law, and the par value or a statement that the shares are without par value. If the Corporation is authorized and does issue shares of more than one class or of a series within a class, the certificate shall also contain such information or statement as may be required by law. No certificate shall be issued for any share until such share is fully paid. Within a reasonable time after the issuance of uncertificated shares, the Corporation shall send to the registered owner of such shares a written notice containing the information required to be set forth on certificates.

The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued shall be entered on the books of the Corporation. The person in whose name shares stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation.

2.                                      Lost Certificates. If a certificate representing shares has allegedly been lost or destroyed, the Board of Directors may in its discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may be impose.

3.                                      Transfers of Shares. Transfers of shares of the Corporation shall be recorded on the books of the Corporation and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

ARTICLE VII
FISCAL YEAR

Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors from time to time.

ARTICLE VIII
DIVIDENDS

Dividends. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE IX
SEAL

Seal. The corporate seal, if any, shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Illinois.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

ARTICLE X

WAIVER OF NOTICE

Waiver in Lieu of Notice. Whenever any notice is required to be given under the provisions of these Bylaws or under the provisions of the Articles of Incorporation or under the provisions of the Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance at any meeting shall constitute waiver of notice thereof unless the person at the meeting objects to the holding of the meeting because proper notice was not given.

ARTICLE XI
AMENDMENTS

Amendments. Unless reserved to the Shareholders by the Articles of Incorporation, the

Bylaws of the Corporation may be made, altered, amended or repealed by the Shareholders or the Board of Directors, but no Bylaw adopted by the Shareholders may be altered, amended or repealed by the Board of Directors if these Bylaws so provide. The Bylaws may contain any provisions for the regulation and management of the affairs of the Corporation not inconsistent with law or the Articles of Incorporation.

ARTICLE XII

INDEMIFICATION OF OFFICERS,
DIRECTORS, EMPLOYEES AND AGENTS

1.                                      Power to Indemnify in Action Other than by or in the Right of Corporation. The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation)by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal action or proceeding, that the person had reasonable cause to believe that his or her conduct was unlawful.

2.                                 Power to Indemnify in Action by or in the Right of Corporation. The Corporation shall have power to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable to the Corporation, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper.

3.                                 Reimbursement of Expenses. To the extent that a present or former director, officer or employee of the Corporation has been successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in Sections 1 and 2 above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, if the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation.

4.                                      Determination if Indemnification Is Proper. Any indemnification under Sections 1 and 2 above (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case, upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 above. Such determination shall be made with respect to a person who is a director or officer at the time of the determination:

a)             by the majority vote of the Directors who are not parties to such action, suit or proceeding, even though less than a quorum,

b)             by a committee of the Directors designated by a majority vote of the Directors, even though less than a quorum,

c)              if there are no such Directors, or if the Directors so direct, by independent legal counsel in a written opinion, or

d)             by the Shareholders.

5.                                      Advance of Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid on such terms and conditions, if any, as the Corporation deems appropriate.

6.                                      Non-Exclusivity. The indemnification and advancement of expenses provided by or granted by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of Shareholders or disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall inure to the benefit of the heirs, executors and administrators of such person.

7.                                      Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article.

8.                                      Notice to Shareholders. If the Corporation indemnifies or advances expenses to a director or officer under Section 2 of this Article above, the Corporation shall report the indemnification or advance in writing to the Shareholders with or before the notice of the next Shareholders’ meeting.

9.                                      Definitions.

a)             Corporation. For purposes of this Article, references to “the Corporation” shall include, in addition to the surviving Corporation, any merging corporation (including any corporation having merged with a merging corporation) absorbed in a merger which, if its separate existence had continued, would have had the power and authority to indemnify its directors, officers and employees or agents, so that any person who was a director, officer, employee or agent of such merging corporation, or was serving at the request of such merging corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article with respect to the surviving Corporation as such person would have with respect to such merging corporation if it’s separate existence had continued.

b)             Miscellaneous. For purposes of this Article, references to “other enterprises” shall include employee benefit plans; and references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan. A person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” as referred to in this Article.